Nutrastar Announces Full Year 2013 Results

Revenue Up 17.9% Year-Over-Year; Gross Margin at 77.8%

Harbin, China, March 26, 2014-- Nutrastar International Inc. (OTCQB: NUIN; "Nutrastar" or the "Company"), a leading producer and supplier of premium branded consumer products, including commercially cultivated Cordyceps Militaris (“Cordyceps”), functional health beverages and organic and specialty foods, today announced its results for the year ended December 31, 2013.

Financial Highlights

  Net revenue was $43.35 million, an increase of 17.9% from full year 2012.
  Gross profit was $33.72 million, an increase of 20.4% from previous year, representing a gross margin of 77.8%.
  Net income was $22.17 million, an increase of $4.93 million from year 2012, representing a net margin of 51.1%.
  Basic and diluted EPS were $1.38 and $1.30, respectively, with 15.95 million basic shares and 17.09 million diluted shares outstanding.

Management Commentary

“We are pleased to report augmented sales in each of our consumer product categories for the full year 2013. Cordyceps product sales were up $5.94 million or 21.4% year-over-year. Functional health beverages containing Cordyceps and organic specialty foods, our ancillary consumer product categories, saw an 8.2% and 3.6% sales increase, respectively. As a whole, revenue was $43.35 million, up 17.9%, just short of our forecasted revenue of between $44 and $46 million due to a push out of the anticipated ramp up of our organic and specialty food business. As seen in past years, growing demand within China for our core consumer product Cordyceps was the primary driver of our overall increase in revenue.

As for our bottom line, we continue to operate at highly efficient and profitable levels, and see improvements in cost and operations. For the year ended December 31, 2013, gross profit and net income, as a percentage of revenue, increased to 77.8% and 51.1%, from 76.2% and 46.9%, respectively. Aiding in this improvement was the Q1 2013 completion of our multi-phase, multi-year production capacity expansion project. For the year 2013, we were at approximately 91 tons capacity and expect to hit the upper 90’s by the end of 2014,” Ms. Lianyun Han, CEO of Nutrastar, commented.

Ms. Han continued, “Right now, while we are in an excellent position to capitalize on numerous opportunities with the Chinese consumer product market, our focus remains steadfast on growing our core consumer product offerings. As the largest producer of commercially cultivated Cordyceps Militaris, we are keenly aware of market demand and are confident in our ability to stay on top of the competition particularly within China. As mentioned in our third quarter 2013 results, we are actively working towards expanding into the international market with our in-development Cordyceps capsules and tablets, designed to complement our current premium consumer product offering and cater to our everyday customer looking for an on-the-go health supplement similar to other vitamin-type supplements. This is a huge milestone we expect to achieve in 2015.”

On the subject of the Company’s financial position and growth ahead, Ms. Han added, “We closed the year with a cash balance of approximately $102.6 million. This cash balance was vouched and verified by our independent auditor, and is earmarked the Company’s future organic and inorganic growth initiatives such as continued capacity expansion, brand and product development, marketing & advertising, any potential strategic and synergistic acquisitions. With the proper, intelligent allocation of funds, we will continue building greater market awareness for our premium Cordyceps consumer products in China and ease our way into the international market with Cordyceps in tablet and capsule form.”

Nutrastar encourages any interested party to reach out to directly for more information on the Company and its innovative, premium consumer product portfolio.

Outlook for the Year Ending December 31, 2014

Based on management’s current expectations, full year 2014 revenue should fall in the range of $47 million to $50 million, representing an approximate 8% to 15% top line increase year-over-year.

Request for Call with Management

Investors are invited to request a call with Nutrastar’s management team. For those investors who are interested in speaking with management, please contact American Capital Ventures at +1-305-918-7000 to schedule.

For more information regarding Nutrastar’s financial performance during the year ended December 31, 2013, please refer to the Annual Report on Form 10-K to be filed with the Securities and Exchange Commission on or about March 26, 2014.

About Nutrastar International Inc.

Nutrastar is a China based leading producer and supplier of premium branded consumer products including commercially cultivated Cordyceps Militaris, functional health beverages as well as specialty and organic foods. Cordyceps Militaris is one of the most highly regarded herbal nutrients in Traditional Chinese Medicine. The Company is headquartered in Harbin, capital of Heilongjiang Province, with 330 employees, including 21 in R&D, and 149 in sales and marketing. The products of Nutrastar are sold throughout China via a sales and distribution network that covers more than 10 provinces. More information may be found at http://www.nutrastarintl.com/ or e-mail: ir@nutrastarintl.com

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Safe Harbor Statement

This news release contains “forward-looking statements” relating to the business of Nutrastar International Inc., its subsidiaries and other affiliate companies. All statements, other than statements of historical fact included herein are "forward-looking statements" including statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements that are other than statements of historical facts. These forward-looking statements are often identified by the use of forward-looking terminology such as "believes," "expects" or similar expressions. These statements are subject to uncertainties and risks including, but not limited to, product and service demand and acceptance, changes in technology, economic conditions, the impact of competition and pricing, government regulation, and other risks contained in reports filed by the Company with the Securities and Exchange Commission. All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these factors. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Other than as required under the securities laws, the Company does not assume a duty to update any forward-looking statements to reflect events or circumstances after the date hereof.

For more information, please contact:

Howard Gostfrand
American Capital Ventures
Tel: +1-305-918-7000
Email: info@amcapventures.com

NUTRASTAR INTERNATIONAL INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME
(AMOUNTS EXPRESSED IN US DOLLARS)

	Year Ended December 31,
	2013	2012

REVENUE	$43,348,989	$36,771,176

Cost of goods sold	(9,633,349)	(8,742,166)

GROSS PROFIT	33,715,640	28,029,010

Operating expenses:
Selling expenses	(1,848,488)	(1,658,956)
General and administrative expenses	(3,216,459)	(3,102,070)
Gain on re-measurement of accrued staff fringe and social benefits	934,855	-

Income from operations	29,585,548	23,267,984

Other income:
Interest income	324,145	255,918
Foreign exchange differences	64,653	5,610
Change in fair value of warrants	173	144,238
Other income	8,073	7,921
Total other income	397,044	413,687

Income before income taxes	29,982,592	23,681,671

Provision for income taxes	(7,812,222)	(6,438,960)

NET INCOME	$22,170,370	$17,242,711

Earnings per share
Basic	$1.38	$1.10
Diluted	$1.30	$1.04

Weighted average number of shares outstanding
Basic	15,949,537	15,453,656
Diluted	17,089,460	16,600,053

NUTRASTAR INTERNATIONAL INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(AMOUNTS EXPRESSED IN US DOLLARS)

	December 31,
	2013	2012
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$102,599,186	$75,526,533
Accounts receivable	56,922	81,497
Inventories	691,847	965,251
Prepayments and other receivables	1,300,012	1,321,726
Total current assets	104,647,967	77,895,007
OTHER ASSETS
Intangible assets, net	1,107,737	1,552,022
Property, plant and equipment, net	15,481,249	15,991,060

Total assets	$121,236,953	$95,438,089
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Other payables and accruals	$1,167,957	$1,481,198
Taxes payable	2,879,172	2,981,136
Due to a related party	265,223	150,036
Preferred stock dividend payable	738,903	528,528
Warrants liabilities	-	173
Total current liabilities	5,051,255	5,141,071
Total liabilities	5,051,255	5,141,071
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY
Preferred Stock, $0.001 par value, 1,000,000 shares authorized, 110,066 shares and 113,010 shares issued and outstanding, respectively; aggregate liquidation preference amount: $3,081,848 and $3,164,280, plus accrued but unpaid dividend of $738,903 and $528,528, at December 31, 2013 and 2012, respectively	2,510,183	2,577,324

Common stock, $0.001 par value, 190,000,000 shares authorized, 16,421,161 shares issued and 16,377,606 shared outstanding at December 31,2013; 15,907,381 shares issued and 15,863,826 shares outstanding at December 31, 2012	16,422	15,908

Additional paid-in capital	19,934,551	19,029,586
Statutory reserves	4,983,935	4,960,023
Treasury stock, at cost, 43,555 shares as of December 31, 2013 and 2012	(78,767)	(78,767)
Retained earnings	80,242,877	58,325,932
Accumulated other comprehensive income	8,576,497	5,467,012
Total stockholders' equity	116,185,698	90,297,018

Total liabilities and stockholders' equity	$121,236,953	$95,438,089

NUTRASTAR INTERNATIONAL INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(AMOUNTS EXPRESSED IN US DOLLARS)

	Year Ended December 31,
	2013	2012
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$22,170,370	$17,242,711
Adjustments to reconcile net income to cash provided by operating activities:
Change in fair value of warrants	(173)	(144,238)
IR warrant and restricted stock expense	17,804	45,000
Depreciation and amortization	1,473,496	1,235,468
Loss on disposal of property and equipment	-	76,219
Share-based compensation expense	801,396	809,664
(Increase) decrease in assets:
Accounts receivable	26,676	1,216
Inventories	298,548	(63,903)
Prepayments and other receivables	61,626	(123,802)
Increase (decrease) in liabilities:
Accounts payable	-	(6,327)
Other payables and accruals	(351,591)	412,785
Taxes payable	(191,162)	387,399
Net cash provided by operating activities	24,306,990	19,872,192

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property, plant and equipment	-	(315,257)
Refund of payments for building construction	-	1,267,327
Net cash provided by investing activities	-	952,070

CASH FLOWS FROM FINANCING ACTIVITIES:
Purchase of common stock	-	(69,214)
Decrease in restricted cash	-	4,170
Advance from a related party	46,173	64,829
Net cash provided by (used in) financing activities	46,173	(215)

Foreign currency translation adjustment	2,719,490	146,157

INCREASE IN CASH AND CASH EQUIVALENTS	27,072,653	20,970,204
CASH AND CASH EQUIVALENTS, at the beginning of the year	75,526,533	54,556,329

CASH AND CASH EQUIVALENTS, at the end of the year	$102,599,186	$75,526,533

NON-CASH TRANSACTIONS
Preferred stock and dividend converted into common stock	$86,279	$995,587
Preferred stock dividend payable	229,513	200,382
Share-based payment to officers and directors under equity incentive plan	801,396	809,664
Share-based payment – IR warrants and restricted shares	17,804	45,000
SUPPLEMENTAL DISCLOSURE INFORMATION
Income taxes paid	$7,683,689	$6,179,713